EXHIBIT 10.3



                                LICENSE AGREEMENT

                      CONFIDENTIAL MATERIAL DELETED ("CMD")

I.       INTRODUCTION

         1.1 Parties. This License Agreement, dated as of August 1, 1995, is between Technovation Computer Lab, Inc. ("Licensor"), a Nevada corporation with a place of business at 180 Victory Circle, San Ramon, CA 94583, and Dynasys Systems Corporation ("Licensee"), a Delaware corporation with a principal place of business at 300 West Main Street, Northborough, Massachusetts 01532.

         1.2 Licensed Technology and Know-How. Licensor is the owner of certain technology and possesses certain proprietary information and know-how (collectively, the "Licensed Technology and Know-How") set forth on EXHIBIT 1 to this Agreement.

         1.3 Purpose. Licensee wishes to obtain, and Licensor is willing to grant to Licensee, on the terms and conditions set forth herein, a license to use the Licensed Technology and Know-How for the purpose of using, having used, developing, having developed, producing, having produced, manufacturing and having manufactured, marketing, having marketed, selling, having sold, reselling and otherwise distributing and having distributed, worldwide, products of any description which incorporate the Licensed Patent Rights.

         1.4 Consideration. In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

II.      DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings specified in EXHIBIT 2 to this Agreement.

III.     LICENSE GRANTS

         3.1 Grants of Licenses. Licensor hereby grants to Licensee, and Licensee hereby accepts, the Licenses set forth on EXHIBIT 3 to this Agreement.

         3.2 Ownership of Licensed Technology and Know-How. Licensor owns sufficient rights to the intellectual property rights associated with the Licensed Technology and Know- How to enter into this Agreement and grants the Licenses hereunder and has full corporate right and authority to enter into this Agreement and perform its obligations hereunder.


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IV.      REPRESENTATIONS, WARRANTIES AND OBLIGATIONS OF LICENSOR

         4.1 Representations and Warranties of Licensor. Licensor represents and warrants to Licensee as follows:

                  4.1.1 The execution and delivery of this Agreement, and the performance by Licensor of its obligations hereunder, including the grant of the Licenses, have been duly authorized by all necessary corporate and other action on the part of Licensor, and no consents, waivers or permissions that have not already been granted are required for such actions. This Agreement constitutes the valid and binding obligation of Licensor, enforceable against it in accordance with its terms.

                  4.1.2 Licensor is the sole owner of the Licensed Technology and Know-How and all of the intellectual property rights contained therein, free and clear of the claims, liens and demands of any other person or entity.

                  4.1.3 To the best of Licensor's knowledge after due inquiry, Licensor has full power, authority and right to grant to Licensee all of the rights and Licenses granted by this Agreement, including all rights under copyrights, trade secrets, tradenames, patents, patent applications, trademarks and other intellectual property and proprietary rights, and the grant of such rights and Licenses does not violate the intellectual property rights of any other person or entity.

                  4.1.4 To the best of Licensor's knowledge after due inquiry, the grant of the rights and Licenses to Licensee under this Agreement do not and will not constitute a default, breach or violation of the charter or by-laws of Licensor, any statute, law, rule, regulation, or any order or decree of any court or legislative or governmental agency applicable to Licensor or the Licensed Technology and Know-How, or under any contract, agreement, instrument, document or indenture binding on or applicable to Licensor or the Licensed Technology and Know-How.

                  4.1.5 Except as set forth in EXHIBIT 4.1 to this Agreement, Licensor has not granted to any other person the right to use the Licensed Technology and Know-How.

                  4.1.6 A true, complete and correct copy of the U.S. Patent Application, together with any assignments thereof and documents filed with the U.S. Patent and Trademark Office in connection therewith, is attached as part of
EXHIBIT 4.1 to this Agreement.

                  4.1.7 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR AND ITS DIRECTORS, OFFICERS AND EMPLOYEES EACH MAKE NO REPRESENTATION AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE

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AND THE ABSENCE OF LATENT OF OTHER  DEFECTS,  WHETHER OR NOT  DISCOVERABLE  WITH
RESPECT TO THE LICENSED TECHNOLOGY AND KNOW- HOW.

         4.2 Other Rights and Obligations of Licensor. In addition to the other covenants and agreements of Licensor set forth in this Agreement, during the term of this Agreement, Licensor shall have the rights and obligations set forth in EXHIBIT 4.2 to this Agreement.

V.       REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS OF LICENSEE

         5.1 Representations and Warranties of Licensee. Licensee represents and warrants to Licensor as follows:

                  5.1.1 The execution and delivery of this Agreement, and the performance by Licensee of its obligations hereunder have been duly authorized by all necessary corporate and other action on the part of Licensee, and no consents, waivers or permissions that have not already been granted are required for such actions. This Agreement constitutes the valid and binding obligation of Licensee, enforceable against it in accordance with its terms.

                  5.1.2 Licensee's use of the Licensed Technology and Know-How as contemplated by this Agreement does not and will not constitute a default, breach or violation of the charter or by-laws of Licensee, any statute, law, rule, regulation, or any order or decree of any court or legislative or governmental agency applicable to Licensee, or under any contract, agreement, instrument, document or indenture binding on or applicable to Licensee.

         5.2 Obligations of Licensee. During the term of this Agreement, Licensee shall have the following obligations:

                  5.2.1 Licensee shall have the obligation to pay to Licensor the royalties set forth on EXHIBIT 6 to this Agreement, subject to the terms and conditions set forth on EXHIBIT 6.

                  5.2.2 Prior to the issuance of U.S. patents covering the Licensed Patent Rights, Licensee agrees to mark Licensed Products made, sold or otherwise disposed of by it with the words "Patent Pending," and following the issuance of one or more patents, with the serial numbers of the U.S. and foreign patents, as appropriate.

         5.3 Other Rights and Obligations of Licensee. In addition to the other covenants and agreements of Licensee set forth in this Agreement, during the term of this Agreement, Licensor shall have the rights and obligations set forth in EXHIBIT 5.3 to this Agreement.


VI.      ROYALTIES AND PAYMENTS

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         6.1      Licensee's Royalty Obligations.

                  (a) Royalties. In consideration of the Licenses granted hereunder, Licensee agrees to pay to Licensor the Royalties set forth on EXHIBIT 6 to this Agreement.

                  (b) Payments. Royalties shall be paid by Licensee to Licensor in accordance with the payment terms set forth on EXHIBIT 6 to this Agreement.

                  (c) Audit Rights. Licensor shall have the audit rights set forth on EXHIBIT 6 to this Agreement.

VII.  DOMESTIC AND FOREIGN PATENT MATTERS; AUTHORIZATIONS

         7.1 Patent Prosecution. Licensor agrees to take responsibility for the preparation, filing, prosecution and maintenance of any and all domestic and foreign patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent- related documents to Licensee. Licensor may permit Licensee to handle the prosecution of some or all of the Licensed Patent Rights. In the event that Licensor decides not to prepare, file, prosecute and maintain any and all domestic and foreign patent applications or patents included in the Licensed Patent Rights, Licensee shall have the right, but not the obligation, to handle such preparation, filing, prosecution and maintenance to prevent loss of Licensed Patent Rights. Any costs reasonably and necessarily incurred by Licensee in connection with the prosecution of any Licensed Patent Rights shall be credited against earned royalties. Licensor agrees to cooperate with Licensee and perform all acts necessary and proper in order to timely process any Licensed Patent Rights and obtain the issuance of patent(s) thereunder. Each party shall provide to the other prompt notice as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of the Licensed Patent Rights.

         7.2 Authorizations. Licensee shall have the right, but not the obligation, to obtain any licenses, permits, consents, approvals, authorizations and orders of U.S. and foreign governmental authorities, including without limitation the FCC, which may be required in connection with the manufacture or distribution of products utilizing the Invention (collectively, the "Authorizations"), and to handle the preparation, filing, prosecution and maintenance of any Authorizations. Any costs reasonably and necessarily incurred by Licensee in connection with obtaining any Authorizations shall be credited against earned royalties. Licensor agrees to cooperate with Licensee and perform all acts necessary and proper in order to timely process any applications for Authorizations. Each party shall provide to the other prompt notice as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of Authorizations.

VIII.  IMPROVEMENTS


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         8.1  During the term of this  Agreement,  Licensor  shall give  written notice (each, an "Improvement Notice") to the Licensee within thirty (30) days of any actual or constructive reduction to practice of any Improvement made to the Licensed Technology and Know-How by Licensor's employees, agents, and officers. The Improvement Notice shall set forth the particulars of the nature of the Improvement and any test data obtained by Licensor; and in the case of Improvements to an Invention, Licensor shall state in such notice whether it intends to prepare, file, prosecute and maintain domestic and/or foreign patent applications related thereto.

         8.2 Any Improvement shall, at the option of Licensee, be deemed to be included within the Licensed Technology and Know-How under this Agreement, without the payment of any additional royalties; and, without limiting the generality of the foregoing, any Improvement to an Invention, any patent application filed by Licensor or any patent application to which Licensor acquires rights and any patent issuing therefrom, including any counterpart foreign patent application or patent therefrom and any U.S. patent and patent application resulting from the Improvement and any divisionals, continuations, and continuations-in-part for these applications in addition to any reissues, reexaminations and extensions of patents issued therefrom, shall, at the option of Licensee, be deemed to be a Licensed Patent Right hereunder.

         8.3 If in the Improvement Notice Licensor advises Licensee that Licensor declines to prepare, file, prosecute and maintain any domestic and/or foreign patent applications related thereto, then Licensee shall have the right, but not the obligation, to handle such preparation, filing, prosecution and maintenance, in Licensee's own name and at Licensee's own cost, to prevent loss of Licensed Patent Rights. Any costs incurred by Licensee in connection with such preparation, filing, prosecution and maintenance shall be credited against earned royalties. Licensor agrees to cooperate with the Licensee and perform all acts necessary and proper in order to timely process any patent application and obtain the issuance of a patent in the name of Licensee.

         8.4 Any Improvements made to the Licensed Technology and Know-How by Licensee's or its Affiliates' employees, agents and officers (other than Babar Hamirani and Liaqat Khan) (but in the case of such Improvement to an Invention, only those Improvements which do not themselves infringe on any allowed claims of any patent issued in respect of such Invention) shall be the sole property of Licensee, subject only to Licensor's allowed claims in the Invention.

IX.      PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         9.1 Intellectual Property Infringement of Licensed Technology and Know-How.

                  9.1.1 Licensor at its own expense will defend any action brought against Licensee based on a claim that the Licensed Technology and Know-How infringes on any patents, copyrights, trade names, trademarks, trade secret, moral right, license or other

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proprietary or  intellectual  property  right of any third party,  provided that
Licensor is immediately notified in writing of such claim. Licensor shall have the right to control the defense of all such claims, lawsuits and other proceedings with counsel reasonably satisfactory to Licensee. In no event shall Licensor settle any such claim, lawsuit or proceeding which may involve any affirmative or negative obligation on the part of Licensee without Licensee's prior written approval, which shall not be unreasonably withheld or delayed. Licensor will pay any costs and damages finally awarded by a court of competent jurisdiction against Licensee in such action which are attributable to the claims set forth above.

                  9.1.2 Licensor shall have no liability or obligations under this Section 9.1 if the claimed infringement arises out of the use of the Licensed Technology and Know-How or any Improvements thereto if such infringement does not derive from the Licensed Technology and Know-How or any Improvements thereto in the original form furnished by Licensor to Licensee.

         9.2 Actions for Infringement of Licensed Technology and Know-How by Third Parties.

                  9.2.1 Licensee and Licensor shall promptly give notice to each other of any actual or potential infringement of the Licensed Technology and Know-How by a third party. If, in Licensee's reasonable opinion, Licensor does not take appropriate action to cease or prevent an actual or potential infringement of the Licensed Technology and Know-How within sixty (60) days after receiving such notice, or otherwise does not diligently pursue such infringement action, Licensee has the right to request of Licensor that it take appropriate action to cease or prevent the infringement. If, in Licensee's reasonable opinion, Licensor does not take appropriate action within thirty (30) days after delivery of such request, Licensee shall have the right, but not the obligation, to take such action as it deems appropriate in its sole discretion, including the right to file suit to the extent provided by applicable laws, rules and regulations. Licensee may proceed with such action immediately upon notice to Licensor. In the event that Licensee proceeds with such action, Licensor hereby agrees to being named and joined as a party plaintiff to such actions to the extent required by law.

                  9.2.2  All  non-reimbursed   costs  incurred  by  Licensee  in
proceeding with any action undertaken reasonably and prudently against any third party infringer may be credited by Licensee against earned royalties.

                  9.2.3 In the event Licensee secures a judgment or settlement against any third party infringer, after accounting for and paying all of Licensee's costs associated with prosecution of such actions, Licensee shall pay Licensor royalties, as set forth in EXHIBIT 6 to this Agreement, on any balance of proceeds actually received by Licensee, and Licensee shall retain any such remaining balance of proceeds.


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X.       CONFIDENTIALITY

         10.1 Mutual Obligations. All know-how, data and other information, including the Licensed Technology and Know-How and all other trade secrets, developments and processes, which is disclosed by one party to another during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any parties not a party hereunder, or used other than as contemplated by this Agreement, in each case, without the prior written consent of the disclosing party except to the extent that the information:

         (a) is known at the time of its receipt as documented in written records;

         (b) is properly in the public domain;

         (c) is subsequently disclosed to the receiving party without any obligations to keep such information confidential, by a third party who may lawfully do so;

         (d) is required to be disclosed to governmental agencies in order to gain approval to for the uses of such information permitted by this Agreement or to gain patent or copyright protection; or

         (e) is necessary to be disclosed and is disclosed only on a need-to-know basis to agents, consultants, sublicensees or other third parties, who have entered into a confidentiality undertaking substantially similar to that contained herein, for the purposes permitted by Section 1.3 of this Agreement.

XI.      INDEMNIFICATION

         11.1 Licensor agrees to indemnify Licensee and hold it harmless against and in respect of any and all Losses which arise or result from or are related to any breach or inaccuracy of any of the representations and warranties of Licensor, or the failure of Licensor to perform any of its obligations or covenants hereunder, including without limitation, any Losses which arise or result from or are related to (i) any infringement by the Licensed Technology and Know-How and any Improvements, in the original form furnished by Licensor to Licensee, on any patents, copyrights, trade names, trademarks, trade secret, moral right, license or other proprietary or intellectual property right of any third party and (ii) any costs or expenses incurred by Licensee under Articles VII or IX of this Agreement. Any Losses may, at Licensor's option, be recovered by Licensor by set-off against earned royalties. The obligations of Licensee under this Section 11.1 shall survive the termination of this Agreement.

         11.2 Licensee agrees to indemnify Licensor and hold it harmless against and in respect of any and all Losses which arise or result from or are related to any breach or inaccuracy of any of the representations and warranties of Licensee, or the failure of

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Licensee to perform any of its  obligations  or covenants  hereunder,  including without limitation, any Losses which arise or result from or are related to any infringement by any Improvements made by Licensee, on any patents, copyrights, trade names, trademarks, trade secret, moral right, license or other proprietary or intellectual property right of any third party. The obligations of Licensee under this Section 11.2 shall survive the termination of this Agreement.

XII.     TERM AND TERMINATION

         12.1 Termination. This Agreement and the Licenses granted hereunder shall commence on the date set forth above and shall continue until the expiration of the Term unless earlier terminated upon the first to occur of the following events (unless termination is waived in writing by the non-breaching party):

                  12.1.1 in the event that either party has committed a material breach of this Agreement (including without limitation a breach of Section VI or Section IX of this Agreement), and such breach is not cured within sixty (60) days after notice thereof has been given by the non-breaching party to the breaching party; or

                  12.1.2 on the written agreement of the parties to terminate this Agreement; or

                  12.1.3 by the non-insolvent or non-breaching party in the event of the liquidation or dissolution of the other party, the filing by or against the other party of a petition in bankruptcy or insolvency, the assignment by the other party of its assets for the benefit of its creditors, the admission by the other party of its inability to pay its debts as they come due, the appointment of a receiver or trustee for the assets of the other, or the making of any voluntary arrangement by the other party with its creditors, which event is not discharged, waived or cured within sixty (60) days after the occurrence thereof; or

                  12.1.4 by Licensee, upon thirty (30) days notice to Licensor, if letters patent do not issue within three (3) years from the date of this Agreement with a claim or claims covering an Invention utilized in the Licensed Products, and none of the enumerated applications, including without limitation the U.S. Patent Application (or continuations or divisions of any of them), pending at the end of such three (3) year period contains an allowed claim having such coverage.

         12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 12.1.1, 12.1.2 or 12.1.3:

                  12.2.1 Licensee may continue to sell any inventory of Licensed Products in its possession which were manufactured prior to the effective date of termination using the Licensed Technology and Know-How, subject to the payment and Royalty provisions of this Agreement; and


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                  12.2.2 Any  amounts  owed by a party to the other  party as of the termination date shall immediately be due and payable.

         12.3 Effect of Termination Pursuant to Section 12.1.4. In the event of the termination of this Agreement pursuant to Section 12.1.4, any amounts owed by a party to the other party as of the termination date shall immediately be due and payable; and this obligation shall be the sole obligation of any party to the other.

XIII.    MISCELLANEOUS PROVISIONS

         13.1 Assignment. No party may assign this Agreement (by operation of law or otherwise), except that Licensee may assign this Agreement to any Affiliate or to any purchaser of all or substantially all of the capital stock or assets of Licensor, whether by merger or otherwise.

         13.2 Complete Agreement. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms. The parties further agree that this Agreement, including the Exhibits hereto, is the complete and exclusive statement of the Agreement between the parties with respect to its subject matter, and supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties.

         13.3 Amendments. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

         13.4 Notices. All notices required or permitted under this Agreement shall be in writing and delivered personally or mailed, registered or certified mail, return receipt requested, or sent by reputable overnight carrier with receipt confirmed, to the address of the parties set forth in Section 1.1 of this Agreement, in each case to the attention of the President. Either party may change the addresses or addressees hereunder upon written notice to the other. All notices shall be deemed given on the earlier of the date actually received and, if delivery is refused, the date of such refusal.

         13.5 Governing Law and Jurisdiction. This Agreement and performance hereunder shall be governed by and construed under the laws of The Commonwealth of Massachusetts, as though made between two parties, each resident and domiciled in The Commonwealth of Massachusetts.

         13.6     Dispute Resolution; Consent to Venue and Jurisdiction.

                  13.6.1. General. In the event that any dispute should arise among the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 13.6.


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                  13.6.2.  Consent of the  Parties.  In the event of any dispute among the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Section 13.6.3 hereof.

                  13.6.3. Arbitration. (i) Either Licensor or Licensee may submit any matter referred to in Section 13.6.1 hereof to arbitration by notifying the other, in writing, of such dispute. Within 20 days after receipt of such notice, Licensor and Licensee shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 20-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto of any Affiliate of any party hereto.

                           (ii)  Within  15 days  after the  designation  of the
arbitrator, the arbitrator, Licensor and Licensee shall meet, at which time Licensor and Licensee shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                           (iii) The arbitrator  shall set a date for a hearing,
which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (ii) above, to discuss each of the issues identified by Licensor and Licensee. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (iv) The  arbitrator  shall use his best  efforts  to
rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (iii) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                           (v) The  arbitrator  may,  in his  discretion,  award
reasonable attorneys fees and expenses in connection with the arbitration determination.

                           (vi) Any  arbitration  pursuant to this  Section 13.6
shall be conducted in Boston, Massachusetts, United States of America. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover.

                           (vii)   WITHOUT   LIMITING  THE   GENERALITY  OF  THE
PRECEDING PARAGRAPH (vi), EACH OF LICENSOR AND LICENSEE HEREBY CONSENTS TO SERVICE OF PROCESS, AND TO BE SUED, IN THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF CALIFORNIA AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH

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OF MASSACHUSETTS OR THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS OR THE STATE OF CALIFORNIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF THE ENFORCEMENT OF ANY ARBITRATION AWARD, AND EACH OF LICENSOR AND LICENSEE EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. EACH OF LICENSOR AND LICENSEE FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING A PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL OR REPUTABLE OVERNIGHT COURIER TO IT AT ITS ADDRESS PROVIDED IN SECTION 1.1 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF CALIFORNIA. EACH OF LICENSOR AND LICENSEE IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED IN RESPECT OF THIS AGREEMENT.

         13.7 Waiver. Any waiver by any party of any right provided for herein shall not be effective unless consented to in writing by the party waiving such right. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

         13.8 Severability. If any provision of this Agreement is or is held to be invalid, illegal or unenforceable under any applicable statute or rule of law, it shall be deemed to be amended to the extent necessary to be valid, legal or enforceable under applicable law, and the remaining provisions shall not be affected in any way.

         13.9 Headings; Counterparts. The headings contained in this Agreement are intended for convenience or reference only and shall not control or affect the meaning or construction of any provisions of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. One or more counterparts may be delivered via telecopier; any such telecopied counterpart shall have the same force and effect as an original counterpart hereof.

         13.10 Independent Contractors. Under the terms of this Agreement, Licensor and Licensee are independent contractors. Neither party is an employee, agent, partner or representative of the other party. Nothing contained herein shall be deemed to create a joint venture relationship between the parties. Each party specifically acknowledges that it does not have authority to incur any obligations or responsibilities on behalf of the other party.

         13.11 Force Majeure. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of

DS1:311152

                                       11





the parties, including without limitation the following: acts of God; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes and lockouts; provided that any failure or omission resulting from any of such causes is cured as soon as practicable after the cessation thereof.

         13.12 Exhibits. The following Exhibits are attached to, made a part of and incorporated by reference in this Agreement:

         Exhibit 1         The Licensed Technology and Know-How
         Exhibit 2         Definitions
         Exhibit 3         License Grants
         Exhibit 4.1 Ownership and Grants of Rights to Others; U.S. Patent Application
         Exhibit 4.2       Rights and Obligations of Licensor
         Exhibit 5.3       Rights and Obligations of Licensee
         Exhibit 6         Royalties

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

TECHNOVATION COMPUTER                                         DYNASYS SYSTEMS
     LAB, INC.                                                     CORPORATION



By: /s/ Babar Hamirani                         By: /s/ Albert J. Agbay
    ------------------                             ----------------------

Name: Babar Hamirani                           Name: Albert J. Abgay
      ----------------                               --------------------
      (Type or Print)                                  (Type or Print)

Title: CEO & President                         Title: President & CEO
      ----------------                                -------------------

DS1:311152

                                       12






                                     ASSENT

         Babar Hamirani, whose address is set forth below, warrants that he has assigned to Licensor his entire right, title, and interest in and to the Licensed Technology and Know- How identified as such in the foregoing License Agreement and Exhibits thereto, including the right to recover for and to grant releases for past infringement. Babar Hamirani hereby acknowledges that Licensor has the right and license to grant the rights, releases, and sublicenses granted to License in the License Agreement, and to the extent that any of his rights are or may be affected, agrees to be bound by the terms and conditions of the said agreement, and further agrees that he will look to Licensor, and not to Licensee, for any and all royalty payments and other remunerations, if any, due or which might become due him by virtue of the licenses, rights, and releases granted to Licensee under the License Agreement. Babar Hamirani further agrees that if the assignment which he has granted to Licensor and which is now in effect and under the authority of which the License Agreement has been entered into between Licensor and Licensee is cancelled, terminated or disputed for whatever reason, the rights, licenses, and releases granted under the License Agreement shall continue in full force and effect, the same as if he, Babar Hamirani, had been the original Licensor thereunder. Babar Hamirani further agrees that the terms, conditions, and obligations of this Assent shall be binding upon himself and his heirs, assigns and legal representatives.



/s/ Babar Hamirani
---------------------
Babar Hamirani

Dated: July 31, 1995
       -------------

Address:

180 Victory Circle
San Ramon, CA  94583



DS1:311152

                                       13






                                     ASSENT

         Liaqat Y. Khan, whose address is set forth below, warrants that he has assigned to Licensor his entire right, title, and interest, if any, in and to the Licensed Technology and Know-How identified as such in the foregoing License Agreement and Exhibits thereto, including the right to recover for and to grant releases for past infringement. Liaqat Khan hereby acknowledges that Licensor has the right and license to grant the rights, releases, and sublicenses granted to License in the License Agreement, and to the extent that any of his rights are or may be affected, agrees to be bound by the terms and conditions of the said agreement, and further agrees that he will look to Licensor, and not to Licensee, for any and all royalty payments and other remunerations, if any, due or which might become due him by virtue of the licenses, rights, and releases granted to Licensee under the License Agreement. Liaqat Khan further agrees that if the assignment which he has granted to Licensor and which is now in effect and under the authority of which the License Agreement has been entered into between Licensor and Licensee is cancelled, terminated or disputed for whatever reason, the rights, licenses, and releases granted under the License Agreement shall continue in full force and effect, the same as if he, Liaqat Khan, had been the original Licensor thereunder. Liaqat Khan further agrees that the terms, conditions, and obligations of this Assent shall be binding upon himself and his heirs, assigns and legal representatives.




/s/ Liaqat Khan
-----------------------
Liaqat Y. Khan

Dated: July 31, 1995
       ----------------

Address:

164 Victory Circle
San Ramon, CA  94583




DS1:311152

                                       14





                                    EXHIBIT 1
                                    ---------

                        Licensed Technology and Know-How
                        --------------------------------




         1.1.1 The Invention is described as follows: "A System Permitting the External Replacement of the CPU and/or DRAM SIMMs Microchip Boards"





         1.1.2 The Licensed Technology and Know-How, in addition to the Invention, consists of the following: None.




         1.1.3 The Licensed Technology and Know-How includes the following Technical Information and/or Documentation: None.




         1.1.4 The Licensed Technology and Know-How includes the following patents, patent applications, trademarks, trademark applications and trade names:

         (a) The Licensed Patent Rights, including without limitation the U.S. Patent Application.



DS1:311152

                                       15





                                    EXHIBIT 2
                                    ---------

                                   Definitions
                                   -----------

Capitalized terms used in this Agreement shall have the meanings set forth in this EXHIBIT 2:


         "Affiliate" means any entity controlling, controlled by or under common control with another entity. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of another corporation or other legal entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of 50% of more of its outstanding voting shares shall in any case be deemed to confer control, provided that the direct or indirect ownership of a lower percentage of such securities shall not necessarily preclude the existence of control.

         "Authorizations" has the meaning set forth in Section 7.2 of this Agreement.

         "Documentation" means all manuals, workbooks and other supporting materials furnished together with or intended to be used in connection with the Licensed Technology and Know-How including without limitation the documentation described on EXHIBIT 1 to this Agreement.

         "FCC" means the U.S. Federal Communications Commission.

         "Improvement" means any modification of an Invention described in the Licensed Patent Rights, provided such modification, if unlicensed, would infringe one or more claims of the Licensed Patent Rights.

         "Improvement Notice" has the meaning set forth in Section 8.1 of this Agreement.

         "Invention" means the invention described on EXHIBIT 1 to this Agreement.

         "Licensed Patent Rights" refer collectively to the specific patent claim subject matter of the Invention, as identified in EXHIBIT 1 to this Agreement, as contained in:

         (1) any U.S. patent and patent application, including without limitation the U.S. Patent Application, which may result from the Invention and any divisionals, continuations and continuations-in-part for these applications;

         (2)      any   counterpart   foreign   patents   and   foreign   patent
                  applications and any counterpart divisionals and continuations of these applications described in (1) above; and


DS1:311152

                                       16





         (3) any reissues, reexamination and extensions of the aforesaid U.S. and foreign patent applications described in (1) and (2) above.

         "Licensed Products" means personal computer motherboards and cases (1) whose manufacture utilizes Licensed Patent Rights or (2) whose manufacture or sale in any country would, but for this Agreement, comprise an infringement of one or more valid patent claims in such country or (3) which are manufactured using a process which is covered in whole or in part in an active pending patent application included in the Licensed Patent Rights.

         "Licensed Technology and Know-How" means the proprietary technology and know- how of Licensee described on EXHIBIT 1, including the Invention, Technical Information, Documentation and Licensed Patent Rights (including without limitation the U.S. Patent Application).

         "Licensee" means the entity identified as such in Section 1.1 of this Agreement, and Licensee's Affiliates.

         "Licenses" means the rights granted pursuant to Article 3 of this Agreement and set forth on EXHIBIT 3 to this Agreement.

         "Licensor" means the entity identified as such in Section 1.1 of this Agreement.

         "Loss" means any and all direct or indirect payments, obligations, damages, claims, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) paid or incurred, or reasonably likely to be paid or incurred, in connection with investigating or defending any demands, claims, actions or causes of action, that if adversely determined could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions.

         "Royalties" means the payments to be made by Licensee to Licensor and set forth on EXHIBIT 6.

         "Sales" means the sale or other disposition of a Licensed Product by Licensee or its Affiliates or other Sublicensees to an unaffiliated third party. A Licensed Product shall be deemed to have been Sold upon receipt of payment (or royalties, in the case of Sales by Sublicensees) therefor by Licensee or its Affiliates.

         "Sublicensee" means any person or entity sublicensed by Licensee or any Affiliate of Licensee.

         "Technical Information" means all recorded information, regardless of form or the media on which it may be recorded, which is of a scientific or technical nature, such as by way of example and not of limitation, data, computer software, drawings, photographs,

DS1:311152

                                       17





process information, sample equipment, specifications and the like, including without limitation the technical information described on EXHIBIT 1 to this Agreement.

          "Term" means the period commencing on the date of this Agreement and ending on the earlier of (i) five (5) years thereafter or (ii) the expiration or abandonment of the last of all of the Licensed Patent rights; unless this Agreement is sooner terminated in accordance with its provisions; provided, that Licensee, by written notice to Licensor, may extend the Term for one additional five-year period.

         "U.S. Patent Application" means application no. 08/409,317, filed by Babar Hamirani with the U.S. Patent and Trademark Office on 3/23/95, and assigned on the date of this Agreement to Licensor.


DS1:311152

                                       18





                                    EXHIBIT 3
                                    ---------

                                 License Grants
                                 --------------

         During the Term of this Agreement, Licensor grants to Licensee and Licensee's Affiliates the following Licenses:

         3.1.1 An exclusive (for an initial term of three (3) years from the date of this Agreement; and non-exclusive for the remainder of the Term of this Agreement thereafter), worldwide, transferable, royalty-bearing License to use the Licensed Technology and Know- How; to develop, have developed, produce, have produced, manufacture, have manufactured, market, have marketed, sell, resell and otherwise distribute or dispose of products utilizing the Licensed
Technology and Know-How and any Improvements thereto; and without limiting the foregoing, to make, use and sell products embodying the Invention (and any Improvements) thereof.

         3.1.2 The License, subject to the terms and conditions of this Agreement, to grant sub-licenses. Licensee shall notify Licensor of every sublicense  agreement and amendment  thereto,  within forty-five (45) days after execution, and indicate the name of the Sublicensee, territory of the sublicense, scope of the sublicense, and the nature, timing and amounts of all royalties to be paid thereunder. Any sublicense granted by Licensee shall provide for its termination upon termination of this Agreement, provided, however, that a sublicense granted to any Sublicensee may permit such Sublicensee by written notice to Licensor within ninety (90) days of the Sublicensee's receipt of written notice of such termination, to elect to continue its sublicense. No such election shall be valid unless such Sublicensee agrees in writing at the time of election to assume in respect to Licensor all of the obligations (including obligations for payment) contained in its sublicense agreement with Licensee.

         3.1.3 The License to use in connection with the purposes set forth in this EXHIBIT 3, all trademarks and tradenames associated with the Licensed Technology and Know-How, including, without limitation, those set forth on
EXHIBIT 1 to this Agreement.

         3.1.4 To the extent not heretofore set forth specifically, the License to use all intellectual property and proprietary rights, including moral rights, inherent in the Licensed Technology and Know-How for the purposes set forth in this EXHIBIT 3.


DS1:311152

                                       19





                                   EXHIBIT 4.1
                                   -----------

        Ownership and Grants of Rights to Others; U.S. Patent Application
        -----------------------------------------------------------------


                                      None.


DS1:311152

                                       20





                                   EXHIBIT 4.2
                                   -----------

                       Rights and Obligations of Licensor
                       ----------------------------------

         In addition to its other obligations set forth in the Agreement, Licensor shall have the following rights and obligations:

         4.2.1 Access to Licensor. Licensor shall make available to Licensee those of Licensor's personnel as were involved in the development or production of the Licensed Technology and Know-How and any Improvements to consult with Licensee to the extent that such personnel continue to be employed or otherwise affiliated with Licensor.

         4.2.2 Source Materials and Documentation. Licensor shall furnish a current copy of all Technical Information and/or Documentation, and any amendments thereto as the same may be developed or produced, used to produce the Licensed Technology and Know-How and any Improvements.




DS1:311152

                                       21





                                   EXHIBIT 5.3
                                   -----------

                       Rights and Obligations of Licensee
                       ----------------------------------

         In addition to its other obligations set forth in the Agreement, during the period that the Licenses granted by this Agreement are exclusive, Licensor shall have the following rights and obligations:

         5.3.1 Distribution. Licensee shall (provided that any required Authorizations have been obtained) use its commercially reasonable efforts to market, sell and otherwise distribute Licensed Products in the licensed territory, and to collect payments due from purchasers and Sublicensees.

         5.3.2  Production   Capacity.   Licensee  shall  use  its  commercially
reasonable efforts to achieve and maintain production capacity sufficient to fill customer orders for Licensed Products in a commercially reasonable manner.




DS1:311152

                                       22





                                    EXHIBIT 6
                                    ---------

                              Royalties to Licensor
                              ---------------------

         6.1.1 Base Royalty Rate. Licensee shall pay to Licensor as a royalty the amount of [$CMD] per unit for each Licensed Product Sold by Licensee or its Affiliates (other than to Sublicensees, as to which the provisions of Section
6.1.3 shall apply), subject to adjustment as set forth herein. All amounts shall be paid in U.S. Dollars.

         6.1.2 Escrow of Royalties Pending Issuance of Patent; Adjustment to Royalty if No Patent Issued. (a) The royalties provided for in Section 6.1.1 shall be paid by Licensee for Licensed Products covered by any pending claim of the U.S. Patent Application comprising the Licensed Patent Rights; provided, however, until such time as letters patent containing a claim covering the Invention utilized in the Licensed Products shall be allowed, [CMD%] of the royalty amount set forth in Section 6.1.1 shall be accrued but not paid by Licensee. Licensee shall deposit accrued royalties in one or more blocked interest-bearing bank savings accounts. All interest in such account shall accrue to the benefit of Licensor, unless payable to Licensee pursuant to
Section 6.1.2(b). In the event Licensee fails to pay any current installment of royalties when due, Licensor shall be entitled to have access to the blocked account and to set-off the amount of any such deficiency against amounts in such account, in which case Licensee shall reimburse the account promptly for any such amount paid out to Licensor.

                  (b) If no claim(s) covering an Invention utilized in the Licensed Products shall be allowed on the U.S Patent Application within three
(3) years of the date of this Agreement, Licensee shall be entitled to retain such accrued but unpaid royalties and interest thereon, and thereafter the royalty amount set forth in Section 6.1.1 shall be reduced to [$CMD] per unit for each Licensed Product Sold by Licensee or its Affiliates.

                  (c) Notwithstanding any other provision in this Agreement, no royalty fee shall be payable by Licensee for Sales of Licensed Products or for sublicenses in any given country on the earliest of the dates that (1) a patent application, including without limitation the U.S. Patent Application, covering the Licensed Patent Rights has been abandoned and not continued; (2) the patent, including without limitation any patent(s) issued under the U.S. Patent Application, covering the Licensed Patent Rights expires; (3) the patent, including without limitation any patent(s) issued under the U.S. Patent Application, covering the Licensed Patent Rights is no longer maintained by any of the parties; or (4) the patent claim(s) in the Invention has been held to be invalid by an unappealed or unappealable decision of a court of competent jurisdiction.

         6.1.3 Royalties on Sublicenses. In the event that Licensee or any of its Affiliates sublicenses the Licensed Technology and Know-How to a third party (other than an Affiliate of Licensee), Licensee will pay royalties to Licensor in an amount equal to [CMD%] of the proceeds received by Licensee or its Affiliates from Sublicensees.

DS1:311152

                                       23





         6.1.4 Quarterly Reporting and Payments. Licensee shall furnish a statement to Licensor quarterly, within thirty (30) days after the end of each calendar quarter, which shall show the Sales of Products, and the amount due and payable to Licensor in respect of such quarter. Licensee shall pay to Licensor the royalties due within forty-five (45) days after the end of each calendar quarter.

         6.1.5 Licensor's Audit Rights. For a period of at least two (2) years following the applicable royalty payment, Licensee and its Affiliates shall keep true and accurate records of all data necessary for determination of the royalty fees payable hereunder, and upon request, shall permit Licensor, at Licensor's sole expense, to examine such records no more than once a year through an independent third party audit, such third party to be reasonably acceptable to Licensee. Such audit shall be conducted during Licensee's business hours, and shall be subject to Licensee's building security rules. If, as a result of such examination, it is found that Licensee owes additional royalties in excess of five percent (5%) of the amount previously paid for the period audited, Licensee shall reimburse Licensor for the costs of such audit. If, as a result of such examination, it is found that Licensee previously paid excess royalties for the period audited, Licensor shall, at Licensee's option, either reimburse Licensee in an amount of the excess or apply the excess as a credit against future royalties due hereunder.

         6.1.6 Offsets to Royalties for Costs Expended by Licensee. Royalties payable hereunder shall be offset by any advances or costs expended by Licensee for tooling and development for production of Licensed Products, and any other advances or costs expended by Licensee under Sections VII and IX of this Agreement.

         6.1.7 No Multiple Royalties. No multiple royalties shall be payable because any Licensed Products are covered by more than one of the Licensed Patent Rights.

         6.1.8 Deduction for Royalties Payable to Third Parties. If Licensee or an Affiliate is required to pay an unrelated third party a royalty in a given country in order to sell or use a Licensed Product in that country, then [CMD%] of that royalty will be deducted from the royalty otherwise payable hereunder for Sales of such Licensed Product in that country. Such reduction shall be effective thirty (30) days after notice from Licensee to Licensor.

         6.1.9 Reduction for Compulsory Licenses to Third Parties. If at any time or from time to time, an unrelated third party in any country shall, under right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Licensed Product with respect to which royalties shall be payable at a rate less than that set forth in this EXHIBIT 6, then Licensee, upon notice to Licensor and during the period such compulsory license shall be effective, shall have the right to reduce such royalty to Licensor on each unit of Licensed Products sold in such country to an amount no greater than the amount payable by said third party in consideration of its compulsory license. ds1-311152.1

DS1:311152

                                       24